INVESTOR PRESENTATION
NOVEMBER 2016

Exhibit 99.1

Ashton Bellevue and TEN20 | Bellevue, WA
Acquired: 4Q 2016





Ashton Bellevue and TEN20 Interiors



Ashton Bellevue and TEN20 Interiors

UDR, Inc. (NYSE: UDR), has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive real estate properties in primarily coastal, core U.S. markets.

- S&P 500 Company
- ~$15.4 Billion Enterprise Value
- 2016 Annualized Dividend of $1.18,~3.3% Yield

UDR

Investor Relations:
Chris Van Ens | 720.348.7762

TABLE OF CONTENTS



Acoma | Denver, CO

UDR AT A GLANCE

UDR is a multifaceted apartment REIT that owns, operates, develops and redevelops apartment homes across a diverse portfolio.

UDR AT A GLANCE (1)

- Established in **1972** • **20** Markets • **171** Communities • **51,129** Homes
- Same-Store Revenue per Occupied Home: **$1,966**
- Total Portfolio Revenue per Occupied Home (inclusive of JVs): **$2,050**
- ~ **50%/50%** A/B Property Quality and Urban/Suburban Locations
- **$1.1** Billion Development Pipeline; **100%** in Coastal Markets
- **176** Consecutive Quarters Paying a Dividend
- Avg. Age of Communities: **16** years • **$15.4** Billion Enterprise Value

UDR'S MARKET COMPOSITION (1)


Northeast
% of SS NOI: 18%
% of Total NOI: 20%
Development: $367M
Boston
New York
Philadelphia
Metro Washington, DC
Baltimore
Richmond
Mid-Atlantic
% of SS NOI: 19%
% of Total NOI: 23%
Seattle
Portland
San Francisco
Monterey Peninsula
Los Angeles
Inland Empire
O.C.
San Diego
Denver
Nashville
Dallas
Austin
Orlando
Tampa
West Coast:
% of SS NOI: 44%
% of Total NOI: 40%
Development: $733M
Southwest:
% of SS NOI: 6%
% of Total NOI: 7%
Southeast:
% of SS NOI: 14%
% of Total NOI: 11%

(1) As of September 30, 2016. Development includes wholly-owned homes and MetLife joint ventures at UDR's pro-rata ownership interest.
Source: Company documents.

INVESTING IN MULTIFAMILY REIT STOCKS



Vintage Lofts at West End | Tampa, FL

WHY INVEST IN MULTIFAMILY STOCKS?

Private market apartment valuation drivers are supportive.

DEMAND

Millennials and Baby Boomers represent the two largest population cohorts in U.S. history…and both are renting more.

Steady job growth persists, renter household formations remain elevated and Millennials continue to delay major life decisions that, historically, have led to homeownership.

The single-family recovery has been weaker than anticipated and the homeownership rate remains under pressure. Demand is prevalent, but new construction and access to mortgage capital remain muted versus historical standards.

SUPPLY

New apartment supply is elevated in select markets and urban cores, but is expected to peak in 2017 due to tightening construction lending standards while overall absorption remains healthy.

CAPITAL

Apartment acquisition capital remains strong.

And, public market apartment REIT valuations are attractive.

2017 apartment REIT Adjusted Funds from Operations ("AFFO") per share growth is forecast to be generally in-line with the REIT space. But apartment REITs trade at a slight discount versus all REITs on a forward multiple basis and at a larger relative discount on a net asset value ("NAV") basis.

Taken together, multifamily REITs are well-positioned to further capitalize on strong private market fundamentals and generate robust relative total shareholder returns in the years ahead.

WHY INVEST IN MULTIFAMILY?

Positive demographic trends in the largest (Millennials) and second largest (Baby Boomers) population cohorts signal continued sustainable and elevated demand for rental housing. The former has a high propensity to rent. Both have an increasing propensity to rent.

U.S. Population by Age Group (M)


Millennials: Primary Renters. Will continue to grow via **immigration.**
Baby Boomers: Secondary Renters. Moving urban.
Propensity to Rent: 64.8%; +840 bps since peak H.O.
Propensity to Rent: 27.0%; +760 bps since peak H.O.
24
22
20
18
16
14
12
10
15-19 Yrs
20-24 Yrs
25-29 Yrs
30-34 Yrs
35-39 Yrs
40-44 Yrs
45-49 Yrs
50-54 Yrs
55-59 Yrs
60-64 Yrs
Non-Foreign Born
Foreign Born

Millennials are delaying major life decisions that have often led to homeownership. Young people are increasingly living with their parents, representing a significant amount of pent up rental demand.



Peak home-buying age has increased to 33 from 29 in the 1970s.



Average age of marriage has increased from 26 to 28 since 2002.


JOB
JOB

Millennials remain transient. The average job tenure is now 3.2 years.

% of 18-34 Year Olds Living with Parents


33%
31%
29%
27%
25%
LT Avg.: 28%
Getting back to the LT average equates to 1.6 million additional households.
32%
1983
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
2009
2011
2013
2015

Source: U.S. Census Bureau and Axiometrics.

Employment and renter household growth are primary drivers of multifamily demand and are expected to remain elevated over the coming years.



Employment and Renter Household Growth
6%
4%
2%
0%
(2)%
(4)%
(6)%
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016E
2017E
2018E
• Renter HH growth never went negative during the "Great Recession" and continues to look strong into 2018.
• Total employment growth is expected to remain robust through at least 2018.
• Millennial job growth has been choppy, but better of late.
Renter Household Growth
Total Employment Growth
Millennial Employment Growth

At the market level, employment growth is mixed with some of UDR's markets accelerating and some decelerating. When compared to long-term average job growth, each of UDR's larger markets looks strong.



Market Level Job Growth(1)
DECELERATING (39% of UDR's Total NOI)
FLAT OR ACCELERATING (47% of UDR's Total NOI)
L3M minus LT Avg. Job Growth
2.4%
1.9%
1.4%
0.9%
0.4%
(0.1)%
San Francisco Bay Area
Los Angeles
Tampa
Orange County
Dallas
UDR Avg.
Nashville
National
Orlando
New York City
Washington, DC
Seattle
Boston
(0.4)%
(0.3)%
(0.2)%
(0.1)%
0.0%
0.1%
0.2%
0.3%
0.4%
0.5%
L3M minus LTM Job Growth

(1) Size of marker indicates relative size of UDR's total NOI concentration. Includes markets >= 3% of UDR's total NOI.
Source: U.S. Census Bureau, Axiometrics, Moody's and Bureau of Labor Statistics.

WHY INVEST IN MULTIFAMILY?

Multifamily supply growth remains reasonable versus historical standards, especially after adjusting for renter household growth over time. Concentrated new supply is pressuring lease rate growth in select coastal markets, but job growth continues to drive excess demand overall.



U.S. Multifamily Nominal and Real Completions (000s)
After severely underbuilding apartments from 2009-2014, 2016 and 2017 real supply growth looks slightly elevated versus the LT avg. After 2017, supply growth is expected to moderate as construction lending tightens.
LT Real Avg.: 334
500
450
400
350
300
250
200
150
100
1997
2000
2003
2006
2009
2012
2015
2018E
Real Completions (adj. by renter HH growth)
Nominal Completions

New supply pressure is best assessed at the submarket level. For 2017, new supply additions in our submarkets will grow less quickly or decline on a year-over-year basis when compared to market-level supply growth in many of our major markets. In addition, the percentage of market supply being delivered into our submarkets is relatively low on average.



Apartment Supply Growth(1)
64% of UDR's Total NOI
22% of UDR's Total NOI
San Francisco Bay Area
Boston
Tampa
Orange County
UDR Avg.
Orlando
Washington, DC
Dallas
Nashville
Seattle
Los Angeles
New York City
2017E YOY new supply growth in UDR's submarkets is expected to outpace market growth only in DC and Tampa.
2017E YOY UDR Submarket Supply Growth as a % of Total Supply Growth
80%
70%
60%
50%
40%
30%
20%
10%
0%
(80)%
(60)%
(40)%
(20)%
0%
20%
40%
60%
2017E YOY UDR Submarket Supply Growth minus YOY Total Market Supply Growth

(1) Size of marker indicates relative size of UDR's total NOI concentration. Includes markets >= 3% of UDR's total NOI.
Source: U.S. Census Bureau, Axiometrics, Moody's and Bureau of Labor Statistics.

WHY INVEST IN MULTIFAMILY?

Single-family housing, multifamily's primary competitor for households, has slowly recovered since the "Great Recession." Prices are up, but inventories and new construction remain depressed. These factors, when combined with a tight lending environment, are positive for long-term multifamily demand.



Homeownership Rates (indexed at 100 in 1990)
U.S. H.O. Rate
< 35 Years Old H.O. Rate
115
110
105
100
95
90
85
1990
1993
1996
1999
2002
2005
2008
2011
2014
Primary apartment renters

Every 100 bp decline in the U.S. H.O. rate equals ~1.2M new renters.

	PEAK	CURRENT
U.S.	69.2%	63.5%
<35 Y.O.	43.6%	35.2%



New Home Sales and Urban versus Market-Wide Home Sales Price(1)
1,600
1,400
1,200
1,000
800
600
400
200
1.4x
1.3x
1.2x
1.1x
1.0x
0.9x
Urban homes are becoming relatively more expensive.
LT Avg.: 728
New SF home sales still have a ways to go to "normalize."
1997
1999
2001
2003
2005
2007
2009
2011
2013
2015
New SF Homes Sold (SAAR; left axis)
Median Urban versus Market-Wide Home Sales Price Multiple (right axis)

Acquisition capital continues to flow into the multifamily sector.



Multifamily Transaction Volume ($B)
$160
$140
$120
$100
$80
$60
$40
$20
$0
+17% YOY
+10% YOY
+33% YOY
+12% YOY
2011
2012
2013
2014
2015
2016 YTD

(1) Home price ratio includes San Diego, Dallas, San Francisco, Seattle, Washington, D.C., Boston and New York.
Source: U.S. Census Bureau, Newmark Grubb Knight Frank and Zillow.

WHY INVEST IN MULTIFAMILY?

Relative public market valuations for apartment REITs are attractive when considering expected 2017 AFFO per share growth and current valuation.

Assorted peer apartment REITs sold large portfolios in 2016, thereby "depressing" their 2017 expected AFFO per share growth. Excluding them from forward consensus growth estimates "normalizes" the apartment group's 2017 growth expectations.

Consensus 2017 AFFO/sh Growth[1]


10.0%
5.0%
0.0%
6.1%
7.5%
Apt. REITs
All REITs

2017 AFFO/sh Growth Excluding CPT and EQR[1]


10.0%
5.0%
0.0%
7.3%
7.5%
Apt. REITs
All REITs

Despite in-line growth forecasts, Apartment REITs are trading at a slight relative discount on a forward AFFO multiple basis versus their historical average and a larger relative discount versus NAV per share.

Apartment REIT FTM AFFO Multiple minus All-REIT FTM AFFO Multiple[1]


5x
4x
3x
2x
1x
0x
-1x
-2x
-3x
-4x
-5x
Avg. since 2011: -0.8x
-1.0x
EXPENSIVE
CHEAP
2011
2012
2013
2014
2015
2016

Prem/Disc to Consensus NAV/sh[1]


0%
-2%
-4%
-6%
-8%
-10%
-12%
-14%
-12%
-8%
Apt. REITs
All Equity REITs

(1) Data as of October 30, 2016.
Source: BMO Capital Markets, Green Street Advisors and NAREIT.



UDR, INC.
“GROWTH, PREDICTABILITY, EXPERIENCE AND SAFETY”

Residences at Bella Terra | Huntington Beach, CA

WHY INVEST IN UDR?

UDR is built to deliver superior, yet predictable growth in a variety of economic scenarios.

DIVERSIFIED PORTFOLIO

UDR's portfolio is differentiated from peers by its breadth of market mix (20 markets), asset quality (~50%/50% A/B), asset type (high-rise, mid-rise, garden), location within markets (~50%/50% urban/suburban) and resident type (Millennials, Baby Boomers, etc.). Greater diversification reduces demand/supply risk versus more concentrated real estate owners.

+

ROBUST INTERNAL GROWTH

Top-notch operations is UDR's hallmark and our most critical driver of long-term earnings growth and value creation. Our platform generates consistent, above-peer-average growth year in and year out by focusing on revenue optimization and margin expansion.

+

ACCRETIVE EXTERNAL GROWTH

Well-sized, moderately risked development platform augments our low-risk operating growth.

+

INVESTMENT GRADE BALANCE SHEET

Liquid, safe balance sheet fully supports all of our needs via retained earnings, asset sales, debt refinancings and 1031 transactions. "Self-funding" reduces our dependence on volatile equity markets and continually refreshes our portfolio while limiting earnings dilution (sales cap rates = reinvested development yields) and risk (sales proceeds are always NAV-neutral).

=

SIGNIFICANT VALUE CREATION FOR OUR SHAREHOLDERS

In a normal operating environment, UDR's attributes are expected to drive average annual,

- Earnings, Dividend and NAV per share growth of ~6-10%.
- Generated compounded annual total shareholder return of 6% since 2006.

Source: Company documents.

PORTFOLIO DIVERSIFICATION

UDR owns a highly diversified multifamily portfolio as measured by market mix, asset quality, asset type and location within markets. These attributes help to reduce risk as compared to a more concentrated real estate owner and appeal to a wider renter audience.

Primary UDR Market   Secondary UDR Market

Seattle
% of Total NOI: 6%
Total Homes: 2,640
Rev. per Occ. Home: $2,230
A/B: 85%/15%
Urban/Suburban: 45%/55%
Garden, Mid-rise, High-rise

San Francisco Bay Area
% of Total NOI: 12%
Total Homes: 3,198
Rev. per Occ. Home: $3,464
A/B: 65%/35%
Urban/Suburban: 70%/30%
Garden, Mid-rise, High-rise

New York City
% of Total NOI: 12%
Total Homes: 2,655
Rev. per Occ. Home: $4,392
A/B: 40%/60%
Urban/Suburban: 100%/0%
High-rise

Boston
% of Total NOI: 7%
Total Homes: 2,850
Rev. per Occ. Home: $2,732
A/B: 55%/45%
Urban/Suburban: 40%/60%
Garden, Mid-rise, High-rise


Portland
Philadelphia
Baltimore
Denver
Richmond
Monterey Peninsula
Inland Empire
San Diego
Nashville
Orlando
Austin
Tampa

Washington, D.C.
% of Total NOI: 19%
Total Homes: 9,276
Rev. per Occ. Home: $1,971
A/B: 40%/60%
Urban/Suburban: 45%/55%
Garden, Mid-rise, High-rise

Los Angeles
% of Total NOI: 4%
Total Homes: 1,376
Rev. per Occ. Home: $2,721
A/B: 90%/10%
Urban/Suburban: 90%/10%
Garden, Mid-rise, High-rise

Orange County
% of Total NOI: 12%
Total Homes: 4,814
Rev. per Occ. Home: $2,136
A/B: 45%/55%
Urban/Suburban: 20%/80%
Garden, Mid-rise

Dallas
% of Total NOI: 4%
Total Homes: 3,855
Rev. per Occ. Home: $1,341
A/B: 70%/30%
Urban/Suburban: 5%/95%
Garden, Mid-rise, High-rise

Note: Data as of September 30, 2016. Revenue per occupied home and other asset quality stats are representative of UDR's total portfolio.
Source: Company documents.

OPERATING PLATFORM

UDR's operating platform drives the majority of our annual AFFO per share growth and is widely recognized as our most valuable asset. Good forecasting (i.e., maintaining or being able to raise FY same-store ("SS") growth guidance), is a primary indicator of an apartment REIT's market knowledge and something that UDR excels at.

% of Quarters Since 4Q 2007 Where Full-Year SS Revenue and NOI Guidance Was Raised or Maintained[1]


UDR and our apartment peers raise our full-year SS guidance expectations at similar rates.
But, we maintain our full-year SS guidance expectations at significantly higher rates. Accurate forecasting is crucial to our ongoing success.
60%
50%
40%
30%
37%
36%
43%
45%
54%
43%
51%
39%
FY SS Revenue
FY SS NOI
FY SS Revenue
FY SS NOI
UDR
Multifamily Peer Avg.

Generating market winning SS revenue growth showcases the strength of a REIT's operating platform, as geographic concentration can bring about above-average growth for a period of time purely due to portfolio make-up, not better operations. We focus on "winning" our markets and driving above-average growth throughout the cycle.

% of UDR's Markets Where UDR Produced the Best SS Revenue Growth[2, 3]


40%
30%
20%
10%
38%
32%
21%
31%
17%
20%
20%
19%
'08-'13 Avg.
2014
2015
YTD 2016
UDR
Multifamily Peer Avg.

Multifamily SS Revenue Growth (indexed at 100 in 2000)


170
160
150
140
130
120
110
100
90
UDR
Peer Avg.
Best Peer
Worst Peer
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
YTD 2016

(1) Based on full-year SS guidance updates provided on a quarterly basis since 4Q 2007.
(2) Winning a market is defined as ranking first among MF peers in year-over-year same-store revenue growth in a quarter.
(3) Excludes historical BRE and CLP results. AEC and HME are excluded as of the date of their respective privatization.
Source: Company documents and SNL.

OPERATING PLATFORM

Margin expansion is the other half of the earnings growth and value creation equation. Squeezing incremental profits out of every revenue dollar has been a long-term primary objective for UDR and one that we have excelled at.



UDR Operating Margin Over Time
72%
71%
70%
69%
68%
67%
66%
65%
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016 YTD
68.9%
66.2%
71.3%
Current operating margin is 240 bps higher than prior peak, due to an improved portfolio and efficiency initiatives.

We continually expand our margins by targeting $2-$3 million in incremental NOI per year through a variety of operating efficiency initiatives that serve to either boost revenue growth or reduce expense growth.

Historical Initiatives	Current Initiatives	Upcoming Initiatives
• Reduce the number of days homes are vacant following a move out • Improve service team efficiency • Corporate office follow up on discarded leads • Internalized collections department	• Optimizing parking revenue • Corporate office follow up to enhance renewal retention • Package lockers to generate revenue and enhance customer service	• Implement in-home technology – Smart Home solutions • Enhance resident amenities via E-Commerce affiliations • Eliminate costs through paperless offices

Source: Company documents.

EXTERNAL GROWTH

UDR has built a highly capable development platform over time. External growth is a core competency and will continue to compliment the organic growth generated from our operations.

UNDERWAY DEVELOPMENT PIPELINE (AS OF 9/30/2016)(1)

Size: $1.1B **# of Homes: ~2,425** **Target: Gateway, Coastal Markets**


San Francisco
1 underway asset, $50M
1 completed asset, $163M
1 land parcel
Los Angeles
2 underway assets, $117M
Orange County
2 underway assets, $405M
Dallas
2 land parcels, 2 entitled
Boston
1 underway asset, $367M
1 land parcel, 1 entitled

A sampling of our past developments completions that are now mature exhibits the material value creation our shareholders have enjoyed.

COMMUNITY	TYPE	MARKET	TOTAL COST TO CONSTRUCT ($M)	VALUE CREATED > CONSTRUCTION COST ($M, %)
Capitol View on 14th	High-Rise	Washington, D.C.	$126	$20 / 10%-20%
Residences at Bella Terra	Mid-Rise	Huntington Beach, CA	$150	$95 / 60%-70%
Los Alisos	Mid-Rise	Mission Viejo, CA	$88	$27 / 25%-35%
Channel at Mission Bay	Mid-Rise	San Francisco, CA	$145	$124 / 80%-90%

(1) Excludes preferred equity investments and participating loans.
Source: Company documents.

UDR Development 101:

Development comes with inherent risks, but these can be mitigated.

RISKS	WHAT IS THE RISK?	HOW UDR MITIGATES RISK
Entity Risk	Funding commitment puts entity at risk	Limit development to $900 million to $1.4 billion or 6-9% of assets.
Construction Risk	Cost overruns; late delivery	Prerequisites for construction start: • Fully completed drawings. • Work with known general contractors. • Lock in the majority of construction costs.
Funding Risk	Have to fund with high-cost capital; capital markets shut down	Employ a self-funding model. Retained earnings is our cheapest capital source. Asset sales are always NAV neutral and often earnings neutral over the construction period.
Market Risk	Market rents fall; cap rates expand	Target a 150-200 bp spread between development yield and current cap rate. Conservatively underwrite forward rents and margins. Build in markets we already operate in.

What is a 150-200 basis point development yield to cap rate spread and why do we target it?

HOW DOES THE 175 BP SPREAD WORK?			
Cost to Construct:	$100 M	(A)	
Stabilized Development Yield:	6.25%	(B)	(B) – (D) = **175 bp** value creation spread
Stabilized Income:	$6.25 M	(C) = (A) X (B)	
Market Cap Rate:	4.50%	(D)	
Value at Stabilization:	$139 M	(E) = (C) / (D)	
Value Created:	**$39 M; ~40%**	(E) – (A)	

A 150-200 bp spread **results in a mid-to-high-teens IRR upon stabilization** and allows for realized NOI to **be ~15% lower than underwritten**, and cap rates to **expand by 50 bps**, before the 10-year hold IRR on a development falls below that of a like-priced acquisition.

Source: Company documents.

EXTERNAL GROWTH

UDR targets $400-$500 million per year in development spend. Of late, the vast majority of our projects are expected to or have generated development spreads in excess of our 150 basis point targeted minimum.

ESTIMATED NAV CREATION > COST TO CONSTRUCT OF RECENT PROJECTS[1]

> 55%	35%-55%	< 35%: 150 BP SPREAD
Resid. at Pacific City Huntington Beach, CA	**Residences on Jamboree** Irvine, CA	**Del Ray Tower **** Alexandria, VA
Verve Mountain View Mountain View, CA	**345 Harrison** Boston, MA	
100 Pier 4 ** Boston, MA	**399 Fremont** San Francisco, CA	
Beach & Ocean ** Huntington Beach, CA	**3033 Wilshire** Los Angeles, CA	
	Crescent Heights Los Angeles, CA	
TOTAL COST: $670 M	**TOTAL COST: $710 M**	**TOTAL COST: $125 M**

** Green type denotes communities which are no longer part of UDR's $1.1B active development pipeline.

UDR's $1.1B of Active Development is expected to create ~$475-$575M in NAV and strong cash flow growth.

Expected Stabilized AFFO/sh Accretion


$0.08
$0.06
$0.04
$0.02
$0.00
$0.06

Expected Stabilized NAV/sh Accretion


$2.00
$1.50
$1.00
$0.50
$0.00
$1.75

(1) Percentages for NAV creation > construction cost are presented at UDR's pro-rata interest.
Source: Company documents.

Recent developments are presented below.

COMPLETED DEVELOPMENTS


Capitol View On 14th | Washington, DC
Homes: 255
Completed: 1Q 2013


Los Alisos | Mission Viejo, CA
Homes: 320
Completed: 1Q 2014


The Residences at Bella Terra | Huntington Beach, CA
Homes: 467
Completed: 4Q 2013

UNDER CONSTRUCTION DEVELOPMENTS


345 Harrison | Boston, MA
Homes: 585
Est. Completion: 1Q 2019


The Residences at Pacific City | Huntington Beach, CA
Homes: 516
Est. Completion: 1Q 2018


Wilshire Crescent Heights | Los Angeles, CA
Homes: 150
Est. Completion: 3Q 2018


Verve Mountain View | Mountain View, CA
Homes: 155
Est. Completion: 2Q 2017

EXTERNAL GROWTH

Targeted redevelopment contributes to earnings and dividend growth while also refreshing well-located communities.

REDEVELOPMENTS


View34 | New York, NY
Total Cost: $98M | Completed 2015
BEFORE


AFTER


27 Seventy Five Mesa Verde | Costa Mesa, CA
Total Cost: $80M | Completed 2014
BEFORE


AFTER


The Westerly on Lincoln | Marina Del Rey, CA
Total Cost: $36M | Completed 2013
BEFORE


AFTER

UDR has two value-add joint venture relationships in the multifamily industry that contribute to our diversification.

The first is a ~50%/50%, $3.2 billion operating / development joint venture with MetLife. This relationship:

- partners us with a committed, long-term player in the multifamily space,
- halves our development / acquisition risk when we co-invest,
- pays us fee income by operating the JV, and
- serves as a secondary source of low-cost growth capital.

METLIFE JV


717 Olympic | Los Angeles, CA


The Olivian | Seattle, WA

The second is a ~50%/50%, $560 million joint venture with a partner that focuses on west coast developments. This relationship:

- helps to feed our development pipeline with differentiated assets,
- provides us with current income throughout the construction phase, and
- gives us fixed price options to purchase the completed developments at a discount and/or participate in the upside from selling them to third parties.

WEST COAST DEVELOPMENT JV


OLIVE DTLA | Los Angeles, CA


Katella Grand | Anaheim, CA

Source: Company documents.

BALANCE SHEET

UDR's investment grade balance sheet fully self-funds our internal and external capital needs through retained earnings, debt refinancings and asset sales in a low-risk manner.

BALANCE SHEET METRIC	AS OF SEPTEMBER 30, 2016	FUTURE
Debt-to-Assets	33.5% (38.9% with JVs)	Decline
Net Debt-to-EBITDA	5.3x; (6.4x with JVs)	Decline
Unencumbered REO	$7.6B (historical cost), 81% of total	Increase
Unencumbered Stats	30,690 homes, avg. 16 years old	

RATING AGENCY	UNSECURED DEBT RATING	OUTLOOK
S&P	BBB+	Stable
Moody's	Baa1	Stable

UDR's leverage profile is expected to further improve through 2017 after we met our year-end 2016 leverage metric goals earlier than expected this year.

BALANCE SHEET METRIC	YE 2016E	YE 2017E
Debt-to-Assets	33% to 35%	32% to 34%
Net Debt-to-EBITDA	5.3x to 5.7x	5.0x to 5.4x

UDR's 2016E Sources and Uses are highlighted on page 30 of this document.

Source: Company documents.

SELF FUNDING EXAMPLES

Examples of our self-funding model at work are presented below. Selling communities that have exhausted their value creation potential to reinvest into well-located developments, on a non-dilutive basis, makes sense.


Ocean Villas | Oxnard, CA
Disposed: 2015
SOLD


The Residences at Pacific City | Huntington Beach, CA
Estimated Completion: 2018


Eastwind | Virginia Beach, VA
Disposed: 2015
SOLD


345 Harrison | Boston, MA
Estimated Completion: 2019


Greens at Shumaker Pond | Salisbury, MD
Disposed: 2015
SOLD


The Residences on Jamboree | Irvine, CA
Estimated Completion: 2017


Arbor Terrace | Port Orchard, WA
Disposed: 2014
SOLD


399 Fremont | San Francisco, CA
Completed: 2016

CASH FLOW GROWTH, VALUE CREATION

Mixing together our operations, external growth, self funding capabilities and unique JV relationships yields strong cash flow, dividend and NAV per share growth.



UDR Per Share Growth (indexed at 100 in 2007)(1)
AFFO/sh Growth
Dividend/sh Growth
NAV/sh Growth
10.0% compounded AFFO/sh growth since 2010
8.0% compounded Dividend/sh growth since 2010
11.5% compounded NAV/sh growth since 2010
137
126
97
Sold ~1/3 of home count just before the "Great Recession." A dividend reset was necessary.
Steady cash flow growth in the "more optimized" portfolio has helped to drive cash flow and NAV higher since the "Great Recession" trough.
160
140
120
100
80
60
40
20
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016E

Over the long-term our model has held up well.



Total Shareholder Return(2)
UDR
NAREIT Equity Index
20%
15%
10%
5%
0%
16%
10%
11%
12%
6%
5%
3-Yrs
5-Yrs
10-Yrs

(1) 2016 AFFO/sh estimate represent mid-point of UDR's previously provided guidance.
(2) Data as of November 1, 2016.
Source: Company documents, Green Street Advisors and NAREIT.

Recent Information and Operating Trends



Ridge at Blue Hills | Boston, MA

RECENT HIGHLIGHTS


399 Fremont | San Francisco, CA

1 **GENERATED STRONG THIRD QUARTER 2016 SAME-STORE RESULTS**

- SS Revenue and NOI Growth of 5.3% and 6.4%, respectively. Revenue was **2nd highest** of the nine public apartment REITs.

2 **GREW THIRD QUARTER 2016 YEAR-OVER-YEAR FFO AS ADJUSTED AND AFFO PER SHARE BY 7% AND 9%, RESPECTIVELY**

- 2016 AFFO/sh expected to grow 6-10%.

3 **ISSUED $300 MILLION OF 10-YEAR UNSECURED DEBT AT 2.95% IN THE THIRD QUARTER**

- Proceeds used to prepay high-cost debt and repay a portion of our outstanding LOC.

4 **SIMPLIFIED THE UDR/METLIFE RELATIONSHIP THROUGH A VARIETY OF TRANSACTIONS**

- Recently completed land swaps: UDR now owns 100% of a land site in Dublin, CA and swapped out of its ownership interests in land sites in Bellevue, WA and Los Angeles, CA.
- UDR acquired MetLife's ownership interest in TEN20 and Ashton Bellevue in Bellevue, WA and the UDR/MetLife JV is selling 100% of its ownership interest in Cirque (Dallas, TX) to an unrelated third party.
- Including the effects of property refinancings, these transactions are net cash positive to UDR and reduce the size of the UDR/MetLife relationship by ~10%.

5 **$285 MILLION OF ASSET DISPOSITIONS ARE UNDER CONTRACT**

- Sales of seven communities in Baltimore, MD and one community in Dallas, TX are scheduled to close in the fourth quarter of 2016.

Source: Company documents.

OPERATING TRENDS UPDATE[1]

	% Total NOI	% SS NOI	Effective YOY Blended Rate Growth		Effective YOY New Lease Rate Growth		Effective YOY Renewal Lease Rate Growth		Annualized SS Turnover as of November 8th	
Market	3Q16	3Q16	SS QTD 4Q16[1]	SS QTD 4Q15[1]	SS QTD 4Q16[1]	SS QTD 4Q15[1]	SS QTD 4Q16[1]	SS QTD 4Q15[1]	YTD 2016	YTD 2015
Washington, D.C.	18.9%	13.9%	2.4%	1.4%	0.2%	-2.0%	4.2%	3.8%	48.6%	46.6%
Orange County	12.4%	12.2%	5.2%	5.6%	3.9%	5.0%	6.3%	6.3%	57.2%	57.9%
New York	12.1%	12.9%	1.3%	6.2%	-2.4%	5.3%	3.4%	6.6%	41.5%	41.3%
San Francisco Bay Area	11.8%	12.7%	-0.9%	8.3%	-5.7%	6.8%	3.6%	9.8%	60.7%	57.6%
Boston	7.1%	4.8%	3.6%	6.5%	0.4%	5.5%	6.1%	7.0%	49.8%	46.8%
Seattle	5.9%	6.5%	4.7%	8.4%	1.2%	6.6%	7.2%	10.1%	55.9%	56.6%
Dallas	4.3%	3.9%	5.1%	5.6%	3.3%	3.9%	6.4%	7.2%	56.9%	58.8%
Los Angeles	4.0%	5.1%	2.4%	8.9%	1.6%	9.5%	3.2%	8.5%	54.9%	53.2%
Orlando	3.3%	4.5%	5.0%	7.8%	2.0%	8.7%	7.4%	7.2%	54.2%	52.9%
Nashville	3.1%	4.3%	6.1%	7.3%	6.2%	6.7%	5.9%	7.6%	53.6%	55.5%
Tampa	3.1%	4.2%	4.4%	8.4%	2.1%	9.4%	5.7%	7.7%	56.8%	55.0%
Monterey Peninsula	2.9%	4.0%	7.5%	12.8%	4.7%	10.9%	9.6%	14.9%	55.6%	56.3%
Other S. CA	2.5%	2.1%	4.5%	5.0%	3.3%	4.0%	5.7%	5.7%	58.6%	62.8%
Richmond	2.1%	2.9%	0.2%	3.1%	-4.6%	-0.5%	5.0%	5.9%	55.4%	56.7%
Austin	1.9%	1.6%	2.7%	6.5%	0.0%	5.5%	4.9%	7.2%	54.2%	46.8%
Baltimore	1.8%	1.9%	0.6%	1.7%	-5.1%	-2.9%	4.5%	5.0%	57.8%	53.1%
Other Florida	1.0%	1.3%	1.9%	7.1%	-1.6%	9.7%	3.3%	5.6%	44.5%	46.7%
Portland	0.9%	1.2%	6.4%	14.6%	4.9%	15.3%	7.8%	13.8%	59.7%	55.1%
Total / SS Wtd. Avg.	**99.1%**	**100.0%**	**3.2%**	**6.1%**	**0.5%**	**4.9%**	**5.2%**	**7.2%**	**53.8%**	**53.1%**

(1) October 1st through November 8th
Source: Company documents.

OPERATING TRENDS TAKEAWAYS

In our 3Q earnings release, we reaffirmed our full year same-store revenue and NOI growth guidance ranges of 5.5-6.0% and 6.5-7.0%, respectively.

Year-to-Date 2016 Growth Facts:

- YTD revenue growth of 5.9% was 130bps higher than the MF peer average of 4.6%; 2nd highest of the 9 public apartment REITs.
- On a YTD basis we generated SS revenue growth at or above the peer median in 12 of the 14 markets UDR shared with a peer.

We are factoring in the following items for FY 2016 Revenue Growth:

- Average occupancy of 96.6% for FY 2016.
- Better-than-expected growth in our Sunbelt markets.
- Steady improvement in metro Washington, D.C.
- Continued strength in Boston, Seattle and Orange County.
- San Francisco supply through 1H 2017 will continue to impact desirable areas in South of Market, Mission Bay and San Mateo.
- Los Angeles gaining pricing power.
- Elevated deliveries in New York City due to 421 permit increases.

Our in-lease-up communities continue to perform well:

- In general, lease-up velocities are in-line with or ahead of underwritten forecasts with gross rents ahead of expectations.

LEASE-UP PROGRESS

PROJECT	MARKET	# OF HOMES	QTR OF INIT. OCCUPANCY	% LEASED AS OF 11/8/16	% OCCUP. AS OF 11/8/16
DEVELOPMENT					
399 Fremont	San Francisco, CA	447	1Q 2016	81.0%	77.2%
3033 Wilshire	Los Angeles, CA	190	4Q 2016	16.3%	10.0%
Residences on Jamboree	Irvine, CA	381	4Q 2016	18.1%	0.0%
WEST COAST DEVELOPMENT JV					
Katella Grand I	Orange County	399	4Q 2015	88.2%	86.7%
8th & Republican	Seattle, WA	211	2Q 2016	73.0%	69.2%
OLIVE DTLA	Los Angeles, CA	293	4Q 2016	7.2%	0.0%

Source: Company documents.

2016 MARKET GROWTH EXPECTATIONS


West Coast:
% of SS NOI: 44%
% of Total NOI: 40%
UDR Same-Store Markets Revenue Growth(1)
Northeast
% of SS NOI: 18%
% of Total NOI: 20%
Seattle
Portland
Boston
Mid-Atlantic
% of SS NOI: 19%
% of Total NOI: 23%
New York
San Francisco
Metro Washington, DC
Baltimore
Monterey Peninsula
Richmond
Los Angeles
Nashville
O.C.
Other Southern CA
Dallas
Orlando
Tampa
Austin
> 6.0% Revenue Growth
5.5% to 6.0% Revenue Growth
< 5.5% Revenue Growth
Southwest:
% of SS NOI: 6%
% of Total NOI: 7%
Southeast:
% of SS NOI: 14%
% of Total NOI: 11%

Market	% of 3Q16 Total NOI	% of 3Q16 SS NOI	Market	% of 3Q16 Total NOI	% of 3Q16 SS NOI	Market	% of 3Q16 Total NOI	% of 3Q16 SS NOI
Metro Wash., D.C.	18.9%	13.9%	Dallas	4.3%	3.9%	Other Southern CA	2.5%	2.1%
New York	12.1%	12.9%	Los Angeles	4.0%	5.1%	Richmond	2.1%	2.9%
Orange County	12.4%	12.2%	Orlando	3.3%	4.5%	Austin	1.9%	1.6%
SF Bay Area	11.8%	12.7%	Tampa	3.1%	4.2%	Baltimore	1.8%	1.9%
Boston	7.1%	4.8%	Nashville	3.1%	4.3%	Portland	0.9%	1.2%
Seattle	5.9%	6.5%	Monterey Peninsula	2.9%	4.0%	**TOTAL**	**98.1%**	**98.7%**

(1) Revenue growth based on UDR's current 2016 market-level forecast.
Source: Company documents.

2016 GUIDANCE(1)


Barton Creek Landing | Austin, TX

EARNINGS PER SHARE GUIDANCE	4Q 2016E	FULL-YEAR 2016E(2)
FFO per common share and unit	$0.44 to $0.46	$1.77 to $1.80
FFO as Adjusted per common share and unit	$0.45 to $0.47	$1.78 to $1.80
Adjusted Funds from Operations ("AFFO") per common share and unit	$0.39 to $0.41	$1.62 to $1.64
Annualized Dividend per common share and unit		$1.18

SAME-STORE GUIDANCE		FULL-YEAR 2016E(2)
Revenue growth		5.50% to 6.00%
Expense growth		3.00% to 3.50%
NOI growth		6.50% to 7.00%
Physical occupancy		96.6%

SOURCES OF FUNDS ($M)		FULL-YEAR 2016E(2)
Sales Proceeds and Debt and Equity Issuances		$950 to $1,050
Construction Loan Proceeds		$100 to $125

USES OF FUNDS ($M)		FULL-YEAR 2016E(2)
Debt maturities		$(480)
Development, Redevelopment and Land		$(375) to $(425)
Acquisitions		$(100) to $(200)

(1) As of September 30, 2016.
(2) Company will provide 2017 guidance in its 4Q16 Earnings Release.
Source: Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR Definitions and Reconciliations



View 34
New York, NY

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds From Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income attributable to common stockholders to AFFO is provided on page A-11 of this presentation.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock prices. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

EBITDA: Earnings before interest, taxes, depreciation and amortization. For real estate companies, this measure is sometimes referred to as net operating income (NOI). A reconciliation from net income attributable to UDR, Inc. to EBITDA is provided on page A-10 of this presentation.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on all new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on all renewed leases commenced during the current quarter.

Source: Company documents, NAREIT and Green Street Advisors.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given day.

Equity REIT: A REIT which owns, or has an "equity interest" in, income-producing real estate (rather than making loans secured by real estate collateral).

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but does not represent the date of stabilization.

Fixed Charge Coverage Ratio: The Company defines Fixed Charge Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, and TRS income tax, divided by total interest plus preferred dividends.

Management considers Fixed Charge Coverage Ratio a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Fixed Charge Coverage Ratio is provided on page A-10 of this presentation.

Funds From Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted as FFO excluding the impact of acquisition-related costs and other non-comparable items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and TRS property, deferred tax valuation allowance increases and decreases, casualty-related expenses and recoveries, severance costs and legal costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-11 of this presentation.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO as net income attributable to common stockholders and unitholders, excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002. In the computation of diluted FFO, unvested restricted stock, unvested LTIP units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count.

Source: Company documents, NAREIT and Green Street Advisors.

Activities of our taxable REIT subsidiary (TRS), include development and land entitlement. From time to time, we develop and subsequently sell a TRS property which results in a short-term use of funds that produces a profit that differs from the traditional long-term investment in real estate for REITs. We believe that the inclusion of these TRS gains in FFO is consistent with the standards established by NAREIT as the short-term investment is incidental to our main business. TRS gains on sales, net of taxes, are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income attributable to common stockholders to FFO is provided on page A-11 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Interest Coverage Ratio: The Company defines Interest Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, and TRS income tax, divided by total interest.

Management considers Interest Coverage Ratio a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Interest Coverage Ratio is provided on page A-10 of this presentation.

Internal Rate of Return (IRR): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's Weighted Average Pro-Rata Ownership Interest

In thousands	3Q 2016	YTD 2016
Income/(loss) from unconsolidated entities	$ 15,285	$ 16,289
Management fee	1,336	3,573
Interest expense	8,423	24,615
Depreciation	12,128	34,777
General and administrative	13	412
West Coast Development JV	(2,311)	(6,638)
Steele Creek	(1,567)	(4,646)
Other (income)/expense (includes 717 Olympic casualty (gain)/expense)	(3,452)	(3,891)
NOI related to sold properties	(1,228)	(1,228)
Gain on sales	(10,447)	(10,447)
Total Joint Venture NOI at UDR's Pro-Rata Ownership Interest	$ 18,180	$ 52,816

JV Return on Equity ("JV ROE"): The Company defines JV ROE as the pro rata share of property NOI plus property and asset management fee revenue less interest expense, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Source: Company documents, NAREIT and Green Street Advisors.

JV Return on Invested Capital ("JV ROIC"): The Company defines JV ROIC as the pro rata share of property NOI plus property and asset management fee revenue divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Leverage Ratio or Debt-to-Asset Value: The amount of debt in relation to either equity capital or total capital.

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units.

Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Net Debt to EBITDA: The Company defines net debt to EBITDA as total debt net of cash and cash equivalents divided by EBITDA. EBITDA is defined as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, and TRS income tax.

Management considers net debt to EBITDA a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income and EBITDA is provided on page A-10 of this presentation.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Net income/(loss) attributable to UDR, Inc.	$ 26,956	$ 17,946	$ 10,393	$ 162,200	$ 13,291
Property management	6,607	6,494	6,379	6,445	5,988
Other operating expenses	1,636	1,892	1,752	3,534	2,639
Real estate depreciation and amortization	105,802	105,937	105,339	104,909	90,568
Interest expense	31,954	30,678	31,104	33,170	30,232
Casualty-related (recoveries)/charges, net	205	1,629	-	(45)	541
General and administrative	11,826	10,835	13,844	17,993	15,824
Tax (benefit)/provision, net	94	(402)	(403)	(1,424)	(633)
(Income)/loss from unconsolidated entities	(15,285)	(325)	(679)	(1,052)	(2,691)
Interest income and other (income)/expense, net	(478)	(540)	(431)	(407)	(402)
Joint venture management and other fees	(2,997)	(2,618)	(2,858)	(3,253)	(3,653)
Other depreciation and amortization	1,526	1,486	1,553	1,899	1,457
(Gain)/loss on sale of real estate owned, net of tax	-	(7,315)	(3,070)	(172,635)	-
Net income/(loss) attributable to noncontrolling interests	2,510	1,618	1,211	14,963	404
Total consolidated NOI	$ 170,356	$ 167,315	$ 164,134	$ 166,297	$ 153,565

Source: Company documents, NAREIT and Green Street Advisors.

Nominal Cap Rate: When the term "cap rate" is used by most market participants, they are referring to a "nominal cap rate". Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on his/her investment. Like bond yields, nominal cap rates move inversely with property values – when values rise, cap rates fall, and vice versa.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in Same-Store Communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines physical occupancy as the number of occupied homes divided by the total homes available at a community.

Prop 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: a) a change in ownership, or b) completion of new construction.

QTD Same-Store ("SS") Communities: The Company defines QTD SS Communities as those communities stabilized for five full consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Real Estate Investment Trust (REIT): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines recurring capital expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the Stabilization Period for Redevelopment Yield definition, less Recurring Capital Expenditures, minus the project's annualized operating NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by total cost of the project.

Return on Equity ("ROE"): The Company defines ROE as a referenced quarter's NOI less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Source: Company documents, NAREIT and Green Street Advisors.

Return on Invested Capital ("ROIC"): The Company defines ROIC as a referenced quarter's NOI, annualized, divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Revenue Enhancing Capital Expenditures: The Company defines revenue-enhancing capital expenditures as expenditures that result in increased income generation over time.

Management considers revenue enhancing capital expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization for Same Store Classification: The Company generally defines stabilization as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that are stabilized but not yet in the Company's Same-Store portfolio.

Stabilization Period for Development Yield: The Company defines the stabilization period for development property yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments: Expected stabilized yields on development are calculated as follows, projected stabilized NOI less management fees divided by budgeted construction cost on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page A-5, is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated stabilized yield on development as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Source: Company documents, NAREIT and Green Street Advisors.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

YTD Same-Store ("SS") Communities: The Company defines YTD SS Communities as those communities stabilized for two full consecutive calendar years. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Source: Company documents, NAREIT and Green Street Advisors.

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for full year 2016 and fourth quarter of 2016 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full-Year 2016			
	Low		High	
Forecasted net income per diluted share	$	0.28	$	0.32
Conversion from GAAP share count		(0.02)		(0.03)
Net gain on the sale of depreciable real estate owned		(0.07)		(0.07)
Depreciation		1.58		1.58
Noncontrolling interests		(0.01)		(0.01)
Preferred dividends		0.01		0.01
Forecasted FFO per diluted share and unit	**$**	**1.77**	**$**	**1.80**
Disposition-related FFO		-		-
Long-term incentive plan transition costs		-		-
Acquisition-related and other costs		0.01		0.01
Cost associated with debt extinguishment		0.01		0.01
Casualty-related (recoveries)/charges		(0.01)		(0.01)
Forecasted FFO as Adjusted per diluted share and unit	**$**	**1.78**	**$**	**1.80**
Recurring capital expenditures		(0.16)		(0.16)
Forecasted AFFO per diluted share and unit	**$**	**1.62**	**$**	**1.64**

	4Q 2016			
	Low		High	
Forecasted net income per diluted share	$	0.08	$	0.12
Conversion from GAAP share count		-		(0.01)
Depreciation		0.36		0.35
Noncontrolling interests		-		-
Preferred dividends		-		-
Forecasted FFO per diluted share and unit	**$**	**0.44**	**$**	**0.46**
Disposition-related FFO		-		-
Long-term incentive plan transition costs		-		-
Acquisition-related and other costs		0.01		0.01
Cost associated with debt extinguishment		-		-
Casualty-related (recoveries)/charges		-		-
Forecasted FFO as Adjusted per diluted share and unit	**$**	**0.45**	**$**	**0.47**
Recurring capital expenditures		(0.06)		(0.06)
Forecasted AFFO per diluted share and unit	**$**	**0.39**	**$**	**0.41**

Certain statements in this brochure and the documents incorporated by reference herein contain forward-looking statements within the meaning of the United States securities laws. Words such as "expects," "anticipates," "intends," "plans," "likely," "will," "believes," "seeks," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. A discussion of these and other factors affecting our business and prospects is set forth under the caption "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.

Source: Company documents, NAREIT and Green Street Advisors.

Coverage Ratios		Quarter Ended September 30, 2016
Net income/(loss) attributable to UDR, Inc.	$	26,956
Adjustments:		
Interest expense		31,954
Real estate depreciation and amortization		105,802
Real estate depreciation and amortization on unconsolidated joint ventures		12,128
Other depreciation and amortization		1,526
Noncontrolling interests		2,510
Income tax provision/(benefit)		94
EBITDA	$	180,970
Net gain on the sale of unconsolidated depreciable property		(11,463)
Long-term incentive plan transition costs		274
Acquisition-related costs/(fees), including joint ventures		61
Legal claims, net of tax		(480)
Net loss on sale of unconsolidated land		1,016
Casualty-related (recoveries)/charges, including joint ventures, net		(4,422)
EBITDA - adjusted for non-recurring items	$	165,956
Annualized EBITDA - adjusted for non-recurring items	$	663,824
Interest expense	$	31,954
Capitalized interest expense		4,133
Total interest	$	36,087
Costs associated with debt extinguishment		(1,729)
Total interest - adjusted for non-recurring items	$	34,358
Preferred dividends	$	929
Total debt	$	3,544,390
Cash		3,301
Net debt	$	3,541,089
Interest Coverage Ratio		**5.01x**
Fixed Charge Coverage Ratio		**4.89x**
Interest Coverage Ratio - adjusted for non-recurring items		**4.83x**
Fixed Charge Coverage Ratio - adjusted for non-recurring items		**4.70x**
Net Debt-to-EBITDA - adjusted for non-recurring items		**5.3x**

Source: Company documents, NAREIT and Green Street Advisors.

In thousands, except per share and unit amounts	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Net income/(loss) attributable to common stockholders	$ 26,027	$ 12,361	$ 52,508	$ 171,176
Real estate depreciation and amortization	105,802	90,568	317,078	269,689
Noncontrolling interests	2,510	404	5,339	6,028
Real estate depreciation and amortization on unconsolidated joint ventures	12,128	9,396	34,777	29,263
Net gain on the sale of unconsolidated depreciable property (1)	(11,463)	-	(11,463)	(59,073)
Net gain on the sale of depreciable real estate owned (4)	-	-	(8,700)	(79,042)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 135,004	$ 112,729	$ 389,539	$ 338,041
Distributions to preferred stockholders - Series E (Convertible) (2)	929	930	2,787	2,792
FFO attributable to common stockholders and unitholders, diluted	$ 135,933	$ 113,659	$ 392,326	$ 340,833
FFO per common share and unit, basic	$ 0.46	$ 0.42	$ 1.34	$ 1.27
FFO per common share and unit, diluted	$ 0.46	$ 0.42	$ 1.33	$ 1.25
Weighted average number of common shares and OP/DownREIT Units outstanding - basic	291,469	268,175	290,196	267,057
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding - diluted	296,501	273,297	295,136	272,170
Impact of adjustments to FFO:				
Acquisition-related costs/(fees), including joint ventures	$ 61	$ 410	$ 61	$ 2,153
Cost/(benefit) associated with debt extinguishment and other	1,729	-	1,729	-
Texas Joint Venture promote and disposition fee income (1)	-	-	-	(9,633)
Long-term incentive plan transition costs	274	791	625	2,653
Net gain on the sale of non-depreciable real estate owned (4)	-	-	(1,685)	-
Legal claims, net of tax	(480)	-	(480)	-
Net loss on sale of unconsolidated land	1,016	-	1,016	-
Casualty-related (recoveries)/charges, including joint ventures, net (3)	(4,422)	797	(1,667)	2,636
	$ (1,822)	$ 1,998	$ (401)	$ (2,191)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 134,111	$ 115,657	$ 391,925	$ 338,642
FFO as Adjusted per common share and unit, diluted	$ 0.45	$ 0.42	$ 1.33	$ 1.24
Recurring capital expenditures	(13,270)	(13,694)	(31,283)	(31,048)
AFFO attributable to common stockholders and unitholders	$ 120,841	$ 101,963	$ 360,642	$ 307,594
AFFO per common share and unit, diluted	$ 0.41	$ 0.37	$ 1.22	$ 1.13

See pages A-1 through A-11 for definitions and other terms.

(1) The Company recorded a gain of approximately $11.5 million in connection with the sale of Cirque during the three months ended September 30, 2016. In January 2015, the eight communities held by the Texas Joint Venture were sold, generating proceeds to UDR of $43.5 million. The Company recorded promote and disposition fee income of approximately $9.6 million and a gain of approximately $59.1 million in connection with the sale during the nine months ended September 30, 2015.

(2) Series E preferred shares are dilutive for purposes of calculating FFO per share. Consequently, distributions to Series E preferred shareholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

(3) Casualty-related (recoveries)/charges include casualty recoveries of $4.6 million and $3.5 million for the three and nine months ended September 30, 2016 related to UDR's share of the 717 Olympic casualty, which is included in income/(loss) from unconsolidated entities in Attachment 1 of our third quarter supplemental package.

(4) The GAAP gain for the nine months ended September 30, 2016 is $10.4 million, of which $1.7 million is FFO gain related to the sale of two land parcels. The FFO gain is backed out for FFO as Adjusted.

Source: Company documents, NAREIT and Green Street Advisors.

UDR®